TRAVELERS SERIES FUND INC.
                         Smith Barney High Income Portfolio
				10f-3 REPORT
                    November 1, 2004 through April 30, 2005


	   Trade
Issuer      Date     Dealer  Face Amount  Price  Amount  % of issue (1)


HCA Inc	   11/16/2004 JPM    $650,000    $99.67  $647,862    2.667% (A)

Community Health 12/9/2004 JPM  $725,000 $100.00 $725,000    3.667% (B)
Systems

Tenneco11/9/2004 Bank of America $925,000 $100.00 $925,000   3.011% (C)


Chesapeake 12/1/2004 DeutscheBank $2,325,000 $99.06$2,303,0522.000% (D)
Energy Corp.

Las Vegas 2/3/2005Goldman Sachs$1,150,000 $99.08  $1,139,420 16.000%(E)
Sands Corp

TribalGaming2/3/2005 BankofAmerica $750,000 $100.00 $750,000 13.333%(F)
Mohegan


Host Marriot 3/3/2005 Goldman Sachs$600,000 $100.00 $600,000 2.718% (G)

Levi 3/7/2005   Bank of America  $325,000  $100.00 $325,000 3.684% (H)
(Floating Rate)





(1) Represents purchases by all affiliated mutual funds and dis accounts; may not exceed 25% of the principal amount of the offering

A-Includes purchases of $19,350,000 by other affiliated mutual funds and discretionary accounts.

B-Includes purchases of $10,277,000 by other affiliated mutual funds and discretionary accounts.

C-Includes purchases of $14,130,000 by other affiliated mutual funds and discretionary accounts.

D-Includes purchases of $9,675,000 by other affiliated mutual funds and discretionary accounts.

E-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
Other Participant Accounts: 38,850,000
Issue Amount: 250,000,000
Total Received All Funds: 40,000,000

F-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
Other Participant Accounts: 19,250,000
Issue Amount: 150,000,000
Total Received All Funds: 200,000,000

G-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
Other Participant Accounts: 17,065,000
Issue Amount: 650,000,000
Total Received All Funds: 17,665,000

H-Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of:
Other Participant Accounts: 13,675,000
Issue Amount: 380,000,000
Total Received All Funds: 14,000,000